Schedule "A"

INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT

No. C- **Common Shares**

NERIUM BIOTECHNOLOGY, INC.

THIS IS TO CERTIFY that..SPECIMEN.. is the registered holder of ....fully paid and non-assessable Common Shares without par value in the capital stock of

NERIUM BIOTECHNOLOGY, INC.

The class or series of shares represented by this certificate has rights, privileges, restrictions or conditions attached thereto and the Corporation will furnish to the holder, on demand and without charge, a full copy of the text of,

(i) the rights, privileges, restrictions and conditions attached to the said shares and to each class authorized to be issued and to each series insofar as the same have been fixed by the directors, and

(ii) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series, if applicable.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by its duly authorized officers this ....day of ....*(year)*......................

....

President Secretary

For value received, ____________________ hereby sell, assign and transfer unto

____
(PLEASE PRINT NAME AND ADDRESS OF ASSIGNEE)

____ Common Shares of

NERIUM BIOTECHNOLOGY, INC. represented by this Certificate.

DATED this ______ day of ___________________, 20______.

In the presence of)
)
)
___________________________) ____________________________